Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 2nd Quarter 2015 Results

Denver, Colorado, August 4, 2015 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2015. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended June 30, 2015 was $207 million, or $0.95 per share, excluding after-tax debt redemption charges of approximately $29 million, or $0.13 per share, and a tax adjustment related to the settlement of the Vainer private civil suit (the Vainer suit) of approximately $8 million, or $0.04 per share. Net income attributable to DaVita HealthCare Partners Inc. for the three months ended June 30, 2015 including these items was $170 million, or $0.78 per share.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2015 was $394 million, or $1.81 per share, excluding after-tax debt redemption charges as stated above and an after-tax settlement charge of $305 million, or $1.41 per share, related to the Vainer suit, which has been further updated for a tax adjustment related to the settlement of the Vainer suit of approximately $8 million, or $0.04 per share, in the second quarter of 2015. Net income attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2015 including these items was $60 million, or $0.27 per share.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2014 was $206 million and $389 million, or $0.95 and $1.80 per share, respectively, excluding after-tax debt redemption and refinancing charges of $58 million, or $0.27 per share. Net income attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2014 including this item was $148 million and $331 million, or $0.68 and $1.53 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the rolling twelve months ended June 30, 2015, operating cash flow was $1.219 billion and free cash flow was $786 million. For the three months ended June 30, 2015, operating cash flow was $31 million and free cash flow was $(77) million. Operating cash flow and free cash flow for the three and six months ended and rolling twelve months ended June 30, 2015 were negatively impacted by approximately $304 million of after-tax payments made during the second quarter of 2015 in connection with the settlement of the Vainer suit. In addition, the rolling twelve months ended June 30, 2015 was negatively impacted by approximately $269 million of after-tax payments made in connection with the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations. Excluding these items, operating cash flow for the rolling twelve months ended June 30, 2015 would have been $1.792 billion.

•	Operating Income and Adjusted Operating Income: Operating income for the three months ended June 30, 2015 was $481 million. Adjusted operating income for the six months ended June 30, 2015 was $911 million, excluding a settlement charge of $495 million related to the Vainer suit. Operating income for the six months ended June 30, 2015, including this item was $416 million.

Operating income for the three and six months ended June 30, 2014 was $484 million and $926 million, respectively.

•	Adjusted Diluted Net Income Per Share: Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended June 30, 2015, excluding the amortization of intangible assets associated with acquisitions and debt redemption charges, net of tax, and a tax adjustment related the settlement of the Vainer suit as stated above, was $233 million and adjusted diluted net income per share was $1.07. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2015, excluding the amortization of intangible assets associated with acquisitions, the Vainer suit settlement charge, debt redemption charges, net of tax, a tax adjustment related to the settlement of the Vainer suit as stated above, was $446 million and adjusted diluted net income per share was $2.05.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2014, excluding the amortization of intangible assets associated with acquisitions and debt redemption and refinancing charges, net of tax, was $231 million and $439 million, respectively, and adjusted diluted net income per share was $1.06 and $2.03, respectively.

•	Volume: Total U.S. dialysis treatments for the second quarter of 2015 were 6,463,058, or 82,860 treatments per day, representing a per day increase of 4.3% over the second quarter of 2014. Non-acquired treatment growth and normalized non-acquired treatment growth in the second quarter of 2015 were both 3.7% over the second quarter of 2014.

The number of member months for which HCP provided capitated care during the second quarter of 2015 specifically related to its legacy markets was approximately 2.4 million representing an increase of 2.8% as compared to the second quarter of 2014, inclusive of growth contributed from acquisitions.

•	Effective Tax Rate: Our effective tax rate was 37.1% and 21.9% for the three and six months ended June 30, 2015, repectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 41.8% and 37.8% for the three and six months ended June 30, 2015, respectively. The adjusted effective tax rate attributable to DaVita HealthCare Partners Inc. excluding the Vainer suit settlement charge was 39.2% and 38.3% for the three and six months ended June 30, 2015, respectively, which was further updated for the tax adjustment as stated above.

We currently expect our 2015 effective tax rate attributable to DaVita HealthCare Partners Inc. to be approximately 39.0% to 40.0%, excluding the Vainer suit settlement charge.

•	Center Activity: As of June 30, 2015, we provided dialysis services to a total of approximately 184,000 patients at 2,306 outpatient dialysis centers, of which 2,210 centers are located in the United States and 96 centers are located in ten countries outside of the United States. During the second quarter of 2015, we opened a total of 13 new dialysis centers in the United States. We also acquired one and opened two new dialysis centers outside of the United States.

•	Share Repurchases: During the first six months of 2015, we repurchased a total of 1,067,139 shares of our common stock for $84 million, or an average price of $78.82 per share. During the three months ended June 30, 2015, we repurchased 175,710 shares of our common stock for $14 million, or an average price of $79.96 per share. We have not repurchased any additional shares of our common stock subsequent to June 30, 2015.

•	Issuance of New Senior Notes: In April 2015, we issued $1.500 billion of 5.0% Senior Notes due 2025 (the 5.0% Senior Notes). The proceeds from the 5.0% Senior Notes were used to repurchase all of the outstanding principal balances of the $775 million of 6 5⁄8% Senior Notes due 2020 (the 6 5⁄8% Senior Notes) through a combination of a tender offer and a redemption process, to pay fees and expenses, and the remaining proceeds may be used for general corporate purposes, for future acquisitions and share repurchases. As a result, we incurred $48 million of pre-tax debt redemption charges consisting of tender and redemption fees and the write-off of deferred financing fees associated with the repurchase of the 6 5⁄8% Senior Notes.

Outlook

•	We are updating the low end of our consolidated operating income for 2015 to now be in the range of $1.825 billion to $1.925 billion.

Our previous consolidated operating income guidance for 2015 was in the range of $1.800 billion to $1.925 billion.

•	We are also updating the low end of our operating income for Kidney Care for 2015 to now be in the range of $1.600 billion to $1.650 billion.

Our previous operating income guidance for Kidney Care for 2015 was in the range of $1.575 billion to $1.650 billion.

•	We still expect our operating income for HCP for 2015 to be in the range of $225 million to $275 million.

•	We are updating our consolidated operating cash flow for 2015 to now be in the range of $1.600 billion to $1.750 billion.

Our previous consolidated operating cash flow for 2015 was in the range of $1.500 billion to $1.700 billion.

The above projected ranges exclude the Vainer suit settlement charge and the corresponding settlement payments made in 2015.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the second quarter ended June 30, 2015 on August 4, 2015 at 5:00 p.m. Eastern Time. To join the conference call, please dial (888) 282-0359 from the U.S. or (312) 470-7167 from outside the U.S. A replay of the conference call will be available on DaVita’s official web page, www.davitahealthcarepartners.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2015 consolidated operating income, our 2015 Kidney Care operating income, HCP’s 2015 operating income, our 2015 consolidated operating cash flows and our 2015 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC  filings, including our annual report on Form 10-K for the year ended December 31, 2014, our subsequent quarterly and annual reports, and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and including compliance with the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems, or to businesses outside of dialysis and HealthCare Partners’ (HCP) business,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the variability of our cash flows,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	loss of key HCP employees, potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, associated physicians and physician groups, hospitals and others,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and except as required by law we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying  factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Patient service revenues	$2,363,579	$2,187,249	$4,635,394	$4,301,347
Less: Provision for uncollectible accounts	(105,965)	(88,052)	(205,129)	(171,249)

Net patient service revenues	2,257,614	2,099,197	4,430,265	4,130,098
Capitated revenues	866,190	799,369	1,716,705	1,586,934
Other revenues	310,814	273,923	575,613	498,233

Total net revenues	3,434,618	3,172,489	6,722,583	6,215,265

Operating expenses and charges:
Patient care costs and other costs	2,446,076	2,246,538	4,808,688	4,426,310
General and administrative	352,025	298,636	693,826	582,697
Depreciation and amortization	158,843	145,907	312,632	288,486
Provision for uncollectible accounts	2,159	3,208	3,986	5,719
Equity investment income	(5,033)	(6,095)	(7,941)	(13,467)
Settlement charge	—	—	495,000	—

Total operating expenses and charges	2,954,070	2,688,194	6,306,191	5,289,745

Operating income	480,548	484,295	416,392	925,520
Debt expense	(104,248)	(106,132)	(201,640)	(212,467)
Debt redemption and refinancing charges	(48,072)	(97,548)	(48,072)	(97,548)
Other income, net	2,311	1,693	1,778	3,391

Income before income taxes	330,539	282,308	168,458	618,896
Income tax expense	122,762	100,887	36,829	225,738

Net income	207,777	181,421	131,629	393,158
Less: Net income attributable to noncontrolling interests	(37,300)	(33,738)	(71,769)	(62,186)

Net income attributable to DaVita HealthCare Partners Inc.	$170,477	$147,683	$59,860	$330,972

Earnings per share:
Basic net income per share attributable to DaVita HealthCare Partners Inc.	$0.80	$0.70	$0.28	$1.56

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.78	$0.68	$0.27	$1.53

Weighted average shares for earnings per share:
Basic	212,991,606	212,258,994	213,188,268	211,817,893

Diluted	217,606,198	216,720,944	217,790,617	216,420,713

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income	$207,777	$181,421	$131,629	$393,158

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized loss on interest rate swap and cap agreements	(2,453)	(5,209)	(8,213)	(7,714)
Reclassifications of net swap and cap agreements realized loss into net income	789	4,997	1,601	8,356
Unrealized (losses) gains on investments:
Unrealized (losses) gains on investments	(99)	578	283	909
Reclassification of net investment realized gains into net income	(16)	—	(173)	(207)
Foreign currency translation adjustments	5,025	1,939	(12,860)	1,967

Other comprehensive income (loss)	3,246	2,305	(19,362)	3,311

Total comprehensive income	211,023	183,726	112,267	396,469
Less: Comprehensive income attributable to noncontrolling interests	(37,300)	(33,738)	(71,769)	(62,186)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$173,723	$149,988	$40,498	$334,283

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$131,629	$393,158
Adjustments to reconcile net income to cash provided by operating activities:
Settlement charge	495,000	—
Settlement payments	(493,775)	—
Depreciation and amortization	312,632	288,470
Debt redemption and refinancing charges	48,072	97,548
Stock-based compensation expense	28,299	29,699
Tax benefits from stock award exercises	28,040	42,110
Excess tax benefits from stock award exercises	(16,913)	(30,238)
Deferred income taxes	4,418	13,826
Equity investment income, net	5,257	2,257
Other non-cash charges and loss on disposal of assets	24,718	22,861
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(142,950)	(65,079)
Inventories	(22,780)	(10,731)
Other receivables and other current assets	(50,362)	(95,580)
Other long-term assets	378	2,158
Accounts payable	50,823	(46,022)
Accrued compensation and benefits	(26,316)	19,912
Other current liabilities	177,733	31,970
Income taxes	(109,460)	2,886
Other long-term liabilities	(2,912)	(17,707)

Net cash provided by operating activities	441,531	681,498

Cash flows from investing activities:
Additions of property and equipment	(290,873)	(278,593)
Acquisitions	(45,059)	(98,442)
Proceeds from asset and business sales	3,415	215
Purchase of investments available for sale	(3,872)	(6,117)
Purchase of investments held-to-maturity	(1,039,632)	(121,333)
Proceeds from sale of investments available for sale	1,550	1,277
Proceeds from investments held-to-maturity	434,684	64,561
Purchase of intangible assets	—	(10)
Purchase of equity investments	(7,550)	(4,750)
Distributions received on equity investments	—	337

Net cash used in investing activities	(947,337)	(442,855)

Cash flows from financing activities:
Borrowings	28,144,986	33,136,743
Payments on long-term debt and other financing costs	(27,476,994)	(32,788,307)
Deferred financing costs and debt redemption and refinancing costs	(58,539)	(106,937)
Purchase of treasury stock	(84,113)	—
Distributions to noncontrolling interests	(79,040)	(65,818)
Stock award exercises and other share issuances, net	4,680	7,274
Excess tax benefits from stock award exercises	16,913	30,238
Contributions from noncontrolling interests	18,040	28,265
Proceeds from sales of additional noncontrolling interests	—	933
Purchase of noncontrolling interests	(10,840)	(5,743)

Net cash provided by financing activities	475,093	236,648
Effect of exchange rate changes on cash and cash equivalents	(793)	(567)

Net (decrease) increase in cash and cash equivalents	(31,506)	474,724
Cash and cash equivalents at beginning of the year	965,241	946,249

Cash and cash equivalents at end of the period	$933,735	$1,420,973

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$933,735	$965,241
Short-term investments	942,141	337,399
Accounts receivable, less allowance of $265,797 and $242,674	1,666,969	1,525,849
Inventories	159,353	136,085
Other receivables	456,502	400,916
Other current assets	189,528	186,842
Income tax receivable	193,681	83,839
Deferred income taxes	239,012	240,626

Total current assets	4,780,921	3,876,797
Property and equipment, net of accumulated depreciation of $2,207,320 and $2,029,506	2,564,708	2,469,099
Intangibles, net of accumulated amortization of $706,413 and $621,891	1,868,432	1,949,498
Equity investments	67,173	65,637
Long-term investments	92,864	89,389
Other long-term assets	121,774	77,000
Goodwill	9,450,946	9,415,295

	$18,946,818	$17,942,715

LIABILITIES AND EQUITY
Accounts payable	$490,460	$445,453
Other liabilities	716,250	510,223
Accrued compensation and benefits	678,853	698,475
Medical payables	339,932	314,347
Current portion of long-term debt	108,795	120,154

Total current liabilities	2,334,290	2,088,652
Long-term debt	9,101,052	8,383,280
Other long-term liabilities	400,475	389,806
Deferred income taxes	900,959	890,701

Total liabilities	12,736,776	11,752,439
Commitments and contingencies:
Noncontrolling interests subject to put provisions	863,126	829,965
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 216,533,208 and 215,640,968 shares issued and 215,466,069 and 215,640,968 shares outstanding, respectively)	217	216
Additional paid-in capital	1,128,161	1,108,211
Retained earnings	4,146,963	4,087,103
Treasury stock (1,067,139 shares)	(84,113)	—
Accumulated other comprehensive loss	(44,379)	(25,017)

Total DaVita HealthCare Partners Inc. shareholders’ equity	5,146,849	5,170,513
Noncontrolling interests not subject to put provisions	200,067	189,798

Total equity	5,346,916	5,360,311

	$18,946,818	$17,942,715

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2015
	June 30, 2015	March 31, 2015	June 30, 2014
1. Consolidated Financial Results:
Consolidated net revenues	$3,435	$3,288	$3,172	$6,723
Operating income (loss)	$481	$(64)	$484	$416
Adjusted operating income excluding a settlement charge(1)	$481	$431	$484	$911
Operating income (loss) margin	14.0%	(2.0%)	15.3%	6.2%
Adjusted operating income margin excluding a settlement charge(1)	14.0%	13.1%	15.3%	13.6%
Net income (loss) attributable to DaVita HealthCare Partners Inc.	$170	$(111)	$148	$60
Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges and a settlement charge and the related tax adjustment(1)	$207	$187	$206	$394
Diluted net income (loss) per share attributable to DaVita HealthCare Partners Inc.	$0.78	$(0.52)	$0.68	$0.27
Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges and a settlement charge and the related tax adjustment(1)	$0.95	$0.86	$0.95	$1.81
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.2%	10.4%	9.4%	10.3%
Consolidated effective tax rate	37.1%	53.0%	35.7%	21.9%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	41.8%	43.7%	40.5%	37.8%
Adjusted consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	39.2%	37.5%	40.5%	38.3%
3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net dialysis and related lab services revenues	$2,154	$2,072	$2,025	$4,226
Net ancillary services and strategic initiatives revenues, including international dialysis operations	334	305	274	639
Elimination of intersegment revenues	(19)	(17)	(14)	(36)

Total Kidney Care net revenues	2,469	2,360	2,285	4,829
Net HCP revenues	966	928	887	1,894

Total net consolidated revenues	$3,435	$3,288	$3,172	$6,723

Operating income (loss)
Kidney Care:
Dialysis and related lab services operating income (loss)	$438	$(104)	$408	$333
Other – Ancillary services and strategic initiatives, including international dialysis operations operating loss	(26)	(14)	(2)	(40)
Corporate support and related long-term incentive compensation	(3)	(6)	(4)	(10)

Total Kidney Care operating income (loss)	409	(124)	402	283
HCP operating income	72	60	82	133

Total consolidated operating income (loss)	$481	$(64)	$484	$416

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2015
	June 30, 2015	March 31, 2015	June 30, 2014
4. Summary of Reportable Segment Financial Results:
Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,252	$2,166	$2,106	$4,418
Provision for uncollectible accounts	(101)	(97)	(84)	(199)

Net patient service operating revenues	2,151	2,069	2,022	4,219
Other revenues	3	3	3	7

Total net operating revenues	$2,154	$2,072	$2,025	$4,226

Operating expenses:
Patient care costs	$1,436	$1,396	$1,358	$2,833
General and administrative	174	183	164	358
Depreciation and amortization	110	105	99	215
Equity investment income	(4)	(3)	(4)	(8)
Settlement charge	—	495	—	495

Total operating expenses	1,716	2,176	1,617	3,893

Segment operating income (loss)	$438	$(104)	$408	$333

HCP
Revenue:
HCP capitated revenues	$848	$833	$783	$1,681

Patient services revenues	86	81	62	168
Provision for uncollectible accounts	(4)	(1)	(4)	(6)

Net patient service operating revenues	82	80	58	162

Other revenues	36	15	46	51

Total net operating revenues	$966	$928	$887	$1,894

Operating expenses:
Patient care costs	$750	$733	$688	$1,482
General and administrative	102	92	77	194
Depreciation and amortization	43	43	42	86
Equity investment income	(1)	—	(2)	(1)

Total operating expenses	894	868	805	1,761

Segment operating income	$72	$60	$82	$133

5. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,463,058	6,262,635	6,196,394	12,725,693
Number of treatment days	78	76.6	78.0	154.6
Treatments per day	82,860	81,758	79,441	82,314
Per day year over year increase	4.3%	4.5%	5.6%	4.4%
Non-acquired growth year over year	3.7%	3.9%	5.0%	3.8%
Normalized non-acquired growth year over year	3.7%	4.5%	5.0%	4.1%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$348.32	$345.88	$339.82	$347.12
Per treatment increase (decrease) from previous quarter	0.7%	(0.3%)	(0.3%)
Per treatment increase from previous year	2.5%	1.5%	0.3%	2.0%
Percent of net consolidated revenues	62.3%	62.7%	63.5%	62.5%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2015
	June 30, 2015	March 31, 2015	June 30, 2014
5. Dialysis and Related Lab Services Business Metrics: (continued)
Expenses
Patient care costs
Percent of total segment operating revenues	66.7%	67.4%	67.1%	67.0%
Per treatment	$222.17	$222.99	$219.16	$222.57
Per treatment (decrease) increase from previous quarter	(0.4%)	1.9%	(1.0%)
Per treatment increase from previous year	1.4%	0.8%	1.6%	1.1%
General and administrative expenses
Percent of total segment operating revenues	8.1%	8.8%	8.1%	8.5%
Per treatment	$26.99	$29.25	$26.47	$28.10
Per treatment (decrease) increase from previous quarter	(7.7%)	(1.7%)	1.8%
Per treatment increase (decrease) from previous year	2.0%	12.5%	(8.3%)	7.1%
Accounts receivable
Net receivables	$1,227	$1,261	$1,148	—
DSO	53	56	53	—
Provision for uncollectible accounts as a percentage of revenues	4.5%	4.5%	4.0%	4.5%
6. HCP Business Metrics:
Capitated membership
Total	826,500	830,400	820,400	—
Member months	2,472,400	2,482,500	2,430,300	4,954,800
Capitated revenues by sources
Commercial revenues	$177	$185	$177	$362
Senior revenues	623	602	576	1,225
Medicaid revenues	48	46	30	94

Total capitated revenues	$848	$833	$783	$1,681

Other
Total care dollars under management(1)	$1,245	$1,233	$1,125	$2,478
Ratio of operating income to total care dollars under management(1)	5.8%	4.9%	7.3%	5.4%
Full time clinicians	1,272	1,299	1,134	—
IPA primary care physicians	2,732	2,829	3,340	—
7. Cash Flow:
Operating cash flow	$31.4	$410.1	$262.4	$441.5
Operating cash flow, last twelve months	$1,219.4	$1,450.4	$1,768.8	—
Free cash flow(1)	$(76.9)	$319.6	$165.2	$242.7
Free cash flow, last twelve months(1)	$786.0	$1,028.1	$1,350.2	—
Capital expenditures:
Routine maintenance/IT/other	$70.8	$49.0	$64.5	$119.8
Development and relocations	$98.7	$72.4	$87.5	$171.1
Acquisition expenditures	$4.4	$40.7	$30.6	$45.1

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	June 30, 2015		March 31, 2015		June 30, 2014
8. Debt and Capital Structure:
Total debt(3)	$9,225		$8,513		$8,817
Net debt, net of cash and cash equivalents(3)	$8,291		$7,502		$7,396
Leverage ratio (see calculation on page 14)	3.03x		2.94x		2.98x
Overall weighted average effective interest rate during the quarter	4.42%		4.48%		4.85%
Overall weighted average effective interest rate at end of the quarter	4.38%		4.47%		4.56%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	3.44%		3.44%		3.51%
Fixed and economically fixed interest rates as a percentage of our total debt	61	%(4)	58	%(4)	59%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	90	%(4)	90	%(4)	90%
9. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%		98%		98%
Dialysis patients with arteriovenous fistulas placed	73%		73%		73%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and related long-term incentive compensation.
(3)	The reported balance sheet amounts at June 30, 2015, March 31, 2015 and June 30, 2014, excludes $14.9 million, $15.6 million and $17.5 million, respectively, of a debt discount associated with our Term Loan B.
(4)	The Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 2.50% on $2.75 billion of outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. The remaining $730 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 0.75%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended June 30, 2015
Net income attributable to DaVita HealthCare Partners Inc.	$452,002
Income taxes	257,434
Interest expense	375,777
Depreciation and amortization	615,081
Settlement charge	512,000
Noncontrolling interests and equity investment income, net	163,768
Stock-settled stock-based compensation	55,511
Debt redemption charges	48,072
Other	9,953

“Consolidated EBITDA”	$2,489,598

June 30, 2015
Total debt, excluding debt discount of $14.9 million	$9,224,769
Letters of credit issued	96,424

9,321,193
Less: Cash and cash equivalents including short-term investments (excluding HCP’s physician owned entities cash)	(1,776,069)

Consolidated net debt	$7,545,124

Last twelve months “Consolidated EBITDA”	$2,489,598

Leverage ratio	3.03x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of June 30, 2015. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Adjusted net income and diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges, a settlement charge and a tax adjustment related to the settlement of the Vainer suit.

We believe that adjusted net income attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges, a settlement charge, net of related tax, and a tax adjustment related to the settlement of the Vainer suit, enhances a user’s understanding of our normal net income attributable to DaVita HealthCare Partners Inc. and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts related to the debt redemption charges that resulted from the redemption of the $775 million 6  5⁄8% Senior Notes due 2020, debt refinancing charges that resulted from the refinancing of our Secured Credit Facilities, the redemption of the $775 million 6  3⁄8% Senior Notes due 2018, as well as the termination of certain interest rate swap agreements, and a settlement charge and a tax adjustment related to the settlement of the Vainer suit, and accordingly, is comparable to prior periods and indicative of normal net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges, a settlement charge and a related tax adjustment related to the settlement of the Vainer suit:

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015(1)	June 30, 2014	June 30, 2015	June 30, 2014
Net income (loss) attributable to DaVita HealthCare Partners Inc.	$170,477	$(110,617)	$147,683	$59,860	$330,972
Add:
Debt redemption and refinancing charges	48,072	—	97,548	48,072	97,548
Settlement charge	—	495,000	—	495,000	—
Tax adjustment related to the settlement of the Vainer suit	7,501	—	—	7,501	—
Less: Related income tax	(18,892)	(197,747)	(39,507)	(216,639)	(39,507)

	$207,158	$186,636	$205,724	$393,794	$389,013

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding debt redemption and refinancing charges, a settlement charge and a tax adjustment related to the settlement of the Vainer suit:

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015(1)	June 30, 2014	June 30, 2015	June 30, 2014
Diluted net income (loss) per share attributable to DaVita HealthCare Partners Inc.	$0.78	$(0.52)	$0.68	$0.27	$1.53
Add:
Debt redemption and refinancing charges	0.13	—	0.27	0.13	0.27
Settlement charge including the effects of diluted net loss per share attributable to DaVita HealthCare Partners Inc.	—	1.38	—	1.37	—
Tax adjustment related to the settlement of the Vainer suit	0.04	—	—	0.04	—

	$0.95	$0.86	$0.95	$1.81	$1.80

(1)	Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for the three months ended March 31, 2015 is calculated using 217,977,358 shares, which includes shares that would be dilutive based on adjusted net income attributable to DaVita HealthCare Partners Inc. of $186,636 excluding a settlement charge.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the fair value measurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent net income excluding amortization of acquired intangibles, attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions:

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Adjusted net income attributable to DaVita HealthCare Partners Inc.	$207,158	$186,636	$205,724	$393,794	$389,013
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	6,384	6,524	6,713	12,908	13,580
Amortization of intangible assets associated with acquisitions for the HCP operations	35,838	35,878	35,298	71,716	70,150
Less: Related income tax	(16,593)	(15,901)	(17,014)	(32,494)	(33,910)

	$232,787	$213,137	$230,721	$445,924	$438,833

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.95	$0.86	$0.95	$1.81	$1.80
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.02	0.02	0.02	0.04	0.04
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.10	0.10	0.09	0.20	0.19

	$1.07	$0.98	$1.06	$2.05	$2.03

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Adjusted operating income excluding a pre-tax settlement charge

We believe that adjusted operating income excluding a pre-tax settlement charge enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes an unusual amount that was incurred for a settlement charge related to the Vainer suit and accordingly, is comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Adjusted operating income excluding a pre-tax settlement charge:

	Three months ended			Six months ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating income (loss)	$480,548	$(64,156)	$484,295	$416,392	$925,520
Add:
Settlement charge	—	495,000	—	495,000	—

Adjusted operating income	$480,548	$430,844	$484,295	$911,392	$925,520

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective income tax rates and adjusted effective income tax rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding a settlement charge and a tax adjustment related to the settlement of the Vainer suit, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and unusual amounts that include a settlement charge and a tax adjustment related to the settlement of the Vainer suit, and, therefore, is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Six months ended June 30, 2015
	June 30, 2015	March 31, 2015	June 30, 2014
Income (loss) from continuing operations before income taxes	$330,539	$(162,081)	$282,308	$168,458

Income tax expense (benefit)	$122,762	$(85,933)	$100,887	$36,829

Effective income tax rate	37.1%	53.0%	35.7%	21.9%

	Three months ended			Six months ended June 30, 2015
	June 30, 2015	March 31, 2015	June 30, 2014
Income (loss) from continuing operations before income taxes	$330,539	$(162,081)	$282,308	$168,458
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(37,622)	(34,536)	(34,105)	(72,158)

Income (loss) before income taxes attributable to DaVita HealthCare Partners Inc.	$292,917	$(196,617)	$248,203	$96,300

Income tax expense (benefit)	122,762	(85,933)	$100,887	$36,829
Less: Income tax attributable to noncontrolling interests	(322)	(67)	(367)	(389)

Income tax expense (benefit) attributable to DaVita HealthCare Partners Inc.	$122,440	$(86,000)	$100,520	$36,440

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	41.8%	43.7%	40.5%	37.8%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding a settlement charge and a tax adjustment related to the settlement of the Vainer suit:

	Three months ended			Six months ended June 30, 2015
	June 30, 2015	March 31, 2015	June 30, 2014
Income (loss) from continuing operations before income taxes	$330,539	$(162,081)	$282,308	$168,458
Add: Settlement charge	—	495,000	—	495,000

	330,539	332,919	282,308	663,458
Less: Noncontrolling owners’ income primarily attributable to non- tax paying entities	(37,622)	(34,536)	(34,105)	(72,158)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$292,917	$298,383	$248,203	$591,300

Income tax expense (benefit)	$122,762	$(85,933)	$100,887	$36,829
Add: Income taxes attributable to the settlement charge	—	197,747	—	197,747
Tax adjustment related to the settlement of the Vainer suit	(7,501)	—	—	(7,501)
Less: Income tax attributable to noncontrolling interests	(322)	(67)	(367)	(389)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$114,939	$111,747	$100,520	$226,686

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	39.2%	37.5%	40.5%	38.3%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow and adjusted operating cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. We have also presented adjusted operating cash flow excluding the payments made in the second quarter of 2015 related to the settlement of the Vainer suit and in the fourth quarter of 2014 related to the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations, net of tax. We believe this measure is meaningful to investors to understand our operating cash flows that were generated excluding these unusual payments that were part of the settlements. Free cash flow and adjusted operating cash flow are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2015
	June 30, 2015	March 31, 2015	June 30, 2014
Cash provided by operating activities	$31,442	$410,089	$262,391	$441,531
Less: Distributions to noncontrolling interests	(37,541)	(41,499)	(32,671)	(79,040)

Cash (used in) provided by operating activities attributable to DaVita HealthCare Partners Inc.	(6,099)	368,590	229,720	362,491
Less: Expenditures for routine maintenance and information technology	(70,757)	(49,010)	(64,549)	(119,767)

Free cash flow	$(76,856)	$319,580	$165,171	$242,724

	Rolling 12-Month Period
	June 30, 2015	March 31, 2015	June 30, 2014
Cash provided by operating activities	$1,219,440	$1,450,389	$1,768,813
Less: Distributions to noncontrolling interests	(162,561)	(157,691)	(139,938)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,056,879	1,292,698	1,628,875
Less: Expenditures for routine maintenance and information technology	(270,841)	(264,633)	(278,707)

Free cash flow	786,038	$1,028,065	$1,350,168

	June 30, 2015
	Three months ended	Six months ended	Rolling twelve months ended
Cash provided by operating activities	$31,442	$441,531	$1,219,440
Payment in connection with the settlement of the Vainer suit	493,775	493,775	493,775
Payment in connection with the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations	—	—	410,356
Related tax benefit	(190,246)	(190,246)	(331,733)

Adjusted operating cash flow	$334,971	$745,060	$1,791,838

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of our managed care administrative services agreements with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where HCP does not assume the direct financial risk, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues to the periods indicated.

	Three months ended			Six months ended June 30, 2015
	June 30, 2015	March 31, 2015	June 30, 2014
Medical revenues	$930,878	$912,588	$839,877	$1,843,466
Less: Risk share revenue, net	(18,127)	(12,956)	(8,924)	(31,083)
Add: Institutional capitation amounts	332,456	333,108	294,244	665,564

Total care dollars under management	$1,245,207	$1,232,740	$1,125,197	$2,477,947